SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): February 19, 2007

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On February 19, 2007, Magnitude Information Systems, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with Kiwibox Media, Inc. (“Kiwibox”) and Magnitude Operations, Inc., a wholly owned subsidiary of the Company (“Magy-Sub”), which is included as Exhibit 2.1 to this Current Report on Form 8-K. Pursuant to the terms of the Agreement, upon satisfaction or waiver of the conditions contained therein, Kiwibox will be merged with and into Magy-Sub (the “Merger”). As a result, the Magy-Sub will acquire 100% of the issued and outstanding common stock of Kiwibox, and the three (3) shareholders of Kiwibox will receive newly issued shares of common stock of the Company (the “New Company Shares”).

The number of New Company Shares to be issued to the three Kiwibox Shareholders will correspond to a number based upon a value of $1,500,000. The number of New Company Shares to be issued shall be determined by dividing $1,500,000 by their “Market Price”. Under our Agreement with Kiwibox, “Market Price” means the average sales price of a Company common share for the ten (10) successive trading days immediately preceding the Closing, as recorded by the Electronic Bulletin Board, over-the-counter market. For example, if the Market Price is $.05 per share, then Company would issue 30,000,000 New Company Shares to the Kiwibox Shareholders. If the Market Price is $.025 per share, then Company shall issue 60,000,000 New Company Shares to the Kiwibox Shareholders. We have agreed that even if our Market Price is higher than $.05 per share as determined in accordance with our formula, we would issue at a minimum 30,000,000 New Company Shares to the Kiwibox Shareholders. There is no ceiling or maximum amount limitation on the number of New Company Shares that may be required to issue to the Kiwibox Shareholders under our Agreement. If, therefore, the Market Price of Company common shares were to drop to $.01, we would be obligated to issue 150,000,000 New Company Shares to the Kiwibox Shareholders. We will issue the New Company Shares to the three Kiwibox Shareholders in proportion to their ownership of their aggregate 43,610 Kiwibox shares outstanding at the Closing

In addition to the New Company Shares issuable above, Company will issue to the Kiwibox Shareholders 43,610 Preferred Shares based upon their ownership of the 43,610 Kiwibox shares outstanding at the Closing. The 43,610 Preferred Shares shall have an aggregate conversion value of $500,000 (the “Conversion Value”), and which shall be convertible into New Company Shares, based upon the “Market Price”. The number of New Company Shares to be issued in the automatic conversion shall be determined by dividing the Conversion Value of $500,000 by the Market Price of the common shares of Company. Market Price shall mean the average sales price of a Company common share during the twenty (20) successive trading days immediately preceding the second anniversary of our Agreement with Kiwibox as recorded by the Electronic Bulletin Board, over-the-counter stock market. For example, if the Market Price is $.025 per share, then the Conversion Value would be 20,000,000 New Company Shares which we would issue to the Kiwibox Shareholders in proportion to their ownership of the 43,610 Preferred Shares. We have agreed that even if the Market Price is greater than $.05 per share, we would issue to the Kiwibox Shareholders no less than 10,000,000 New Company Shares under this provision of the Agreement. We agree to issue the New Company Shares under this provision to the Kiwibox Shareholders within thirty days following the second anniversary of this Agreement.

In connection with the Merger, the Company shall prepare and file a consent solicitation to seek stock holder approval to increase the authorized common shares of the Company from 300,000,000 to 600,000,000 common shares and to change its name to “Kiwibox Enterprises, Inc.” following the consummation of the Merger. Each of the Company and Kiwibox has made customary representations and warranties in the Agreement, including among others, representations and warranties relating to the Company’s capitalization, compliance with laws, litigation, taxes, employee benefits and ownership of assets. The Company and Kiwibox have also agreed to customary covenants in the Agreement, including among others, not to solicit, initiate, knowingly encourage or facilitate proposals relating to alternative acquisition or sale of assets proposals.

The Agreement with Kiwibox contains certain principal conditions which must be either satisfied or waived by March 31, 2007, the scheduled Closing date, which include that Kiwibox shall have delivered to the Company its audited financial statements for the two fiscal years ended December 31, 2006 and 2005, that the Company’s shareholders have approved an amendment to the Company’s Certificate of Incorporation, increasing its authorized common shares from 300,000,000 to 600,000,000 shares, and the Company has $3,500,000 in capital which the Company has committed in the Agreement to invest in the Kiwibox business over the 18-month period following the Closing of the Agreement. If any of these conditions to closing are not satisfied on or before March 31, 2007, the scheduled closing date, either the Company or Kiwibox may terminate the Agreement, in which case there shall be no liability or claims against any party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the Agreement, the Company has agreed to sign employment agreements with each of the three Kiwibox Shareholders at the Closing of the Agreement. These employment agreements cover a term of two (2) years and pay each Kiwibox Shareholder an annual base salary of $150,000. In addition, the Company has agreed to pay each an annual bonus if certain business goals are met. The Company agreed to pay each a $100,000 bonus if the Kiwi Business has received no less than an average 215,000 “Unique Visitors” during either the 10th, 11th or 12th month of the first year of the term or achieved no less than $316,000 in gross revenues within the 12 moth period following the Closing. Alternatively, the Company agreed to pay each a $50,000 bonus if the Kiwi Business has received at least an average 175,000 but less than an average 215,000 “Unique Visitors” during either the 10th, 11th or 12th month of the first year of the term or at least $237,000 in gross revenues but less than $316,000 within the 12 moth period following the Closing. A “Unique Visitor” is a person who visits a Kiwibox website during any month during the term. For the second year of their employment agreements, the Company has agreed to pay each a $100,000 bonus if the Kiwi Business has received no less than an average 550,000 Unique Visitors during either the 22nd, 23rd or 24th month of the second year of the term or attained $1,961,000 in gross revenues, or a bonus of $50,000 each if the Kiwi Business has received at least an average 415,000 but less than an average 550,000 Unique Visitors during either the 22nd, 23rd or 24th month of the second year of the term or attained at least $1,500,000 in gross revenues but less than $1,961,000. Each Kiwibox Shareholder will receive a stock option to purchase up to 7,500,000 shares of our common stock at an exercise price equal to our stock Market Price as also determined by the 20-trading day average price preceding the Closing which shall vest and be exercisable by the Kiwibox Shareholders, 50% on the first anniversary date of the Closing, 25% 18 months after the Closing and 25% on the second anniversary of the Closing. Each may also earn a performance stock option to purchase up to an additional 3,000,000 shares of our common stock, 1,500,000 of which options shall vest and be exercisable by the Kiwibox Shareholders after the first anniversary date of the Closing if the Kiwi Business has received no less than an average 215,000 Unique Visitors during either the 10th, 11th or 12th month of the first year of the term or achieved $316,000 in gross revenues during the first year, and the balance, or 1,500,000 options shall vest and be exercisable by the Kiwibox Shareholders after the second anniversary date of the Closing if the Kiwi Business has received at least an average 550,000 Unique Visitors during either the 22nd, 23rd or 24th month of the second year of the term or achieved $1,961,000 in gross revenues during the second year of the agreements. The exercise prices for these stock options shall be the average sales price of the Company’s common stock during the 20-trading days preceding the Closing. Pursuant to the terms of their employment agreements, and including their performance stock options, the Kiwibox Shareholders will have the opportunity to receive stock options to purchase up to an aggregate 31,500,000 Company common shares, each receiving the 7,500,000 stock options grant and the opportunity to receive up to the additional 3,000,000 performance stock options each.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, a copy of which is attached as Exhibit 10.25 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.         Other Events.

On February 23, 2007, the Company issued a press release regarding the execution of the Agreement. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits:

2.1	Agreement and Plan of Reorganization, among the Company, Magnitude Operations, Inc., and Kiwibox Media, Inc., dated as of February 19, 2007

10.25	Form of Employment Agreement by and between the Company and the three Kiwibox Shareholders

99.1	Press Release, dated February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPANY INFORMATION SYSTEMS, INC.

Date: February 23, 2007	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer